Rosetta Resources Second Quarter 2006 Conference Call and Webcast

HOUSTON, TX -- 07/17/2006 -- Rosetta Resources Inc. (NASDAQ: ROSE) will release its second quarter 2006 results on August 14, 2006. The results will be discussed on a conference call and a webcast that will broadcast live over the internet on Tuesday, August 15, 2006 at 10:00 a.m. (CDT).

What:

Rosetta Resources Second Quarter 2006 Webcast and Conference Call

When:

Tuesday, August 15, 2006 at 10:00 a.m. (CDT)

Where:

http://www.rosettaresources.com

How:

Conference Call -- (800) 406-5356 or live over the Internet -- Log on to the website at the address above.

If you are not able to participate in the conference call, an audio replay will be available through midnight Sunday, August 20, 2006 by dialing (888) 203-1112 or for international (719) 457-0820 and entering conference code 8901924. A replay of the webcast and the presentation will remain at http://www.rosettaresources.com for 60 days after the initial call. To access the webcast and presentation, click on the "Investor Relations" section of the website and select "Presentations and Events."

Rosetta Resources Inc. is an independent oil and gas company engaged in acquisition, exploration, development and production of oil and gas properties in North America. Our operations are concentrated in the Sacramento Basin of California, South Texas, the Gulf of Mexico and the Rocky Mountains. Rosetta is a Delaware corporation based in Houston, Texas.

Contact:
Teri Greer
Public Relations
Direct: (713) 335-4008
Email: greert@rosettaresources.com